Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                                                                          2228 South Fraser Street

Fax (303) 369-9384                                                                                                                                  Unit I

Email larryodonnellcpa@comcast.net                                                                     Aurora, Colorado    80014

www.larryodonnellcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation of my report dated March 31, 2010 on the financial statements of Blu Vu Deep Oil & Gas Exploration, Inc.  as of December 31, 2009 and 2008 and for the years then ended which is included in this Form 10-K of Deltron, Inc.

/s/ Larry O'Donnell, CPA, P.C.

--------------------------------

Larry O'Donnell, CPA, P.C.

January 13, 2011

Aurora, Colorado